Exhibit 10.16

CERTAIN OF THE EXHIBITS AND SCHEDULES TO THIS EXHIBIT HAVE BEEN OMITTED IN ACCORDANCE WITH REGULATION S-K ITEM 601. THE REGISTRANT AGREES TO FURNISH A COPY OF ALL OMITTED EXHIBITS AND SCHEDULES TO THE SEC UPON ITS REQUEST.

BUSINESS LOAN AGREEMENT

Borrower:	NKGEN BIOTECH, INC.	Lender:	East West Bank
	3001 DAIMLER ST		Loan Servicing Department
	SANTA ANA, CA 92705		9300 Flair Drive, 6th Floor
El Monte, CA 91731

THIS BUSINESS LOAN AGREEMENT dated June 20, 2023, Is made and executed between NKGEN BIOTECH, INC. ("Borrower") and East West Bank ("Lender") on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of June 20, 2023, and shall continue in full force and effect until such time as all of Borrower's Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

LINE OF CREDIT. The Indebtedness includes a revolving line of credit. Advances under the Indebtedness, as well as directions for payment from Borrower's accounts, may be requested either orally or in writing by Borrower. Lender may, but need not require that all non-written requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person as described in the "Advance Authority" section below or (B) credited to any of Borrower's accounts with Lender.

ADVANCE AUTHORITY. The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of such authority: PIERRE GAGNON, Chief Operating Officer of NKGEN BIOTECH, INC.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) Security Agreements granting to Lender security interests in the Collateral; (3) financing statements and all other documents perfecting Lender's Security Interests; (4) evidence of insurance as required below; (5) together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender's counsel.

Borrower's Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware. Borrower is duly authorized to transact business in the State of California and all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains an office at 3001 DAIMLER ST, SANTA ANA, CA 92705. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower's state of organization or any change in Borrower's name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower's business activities.

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: None.

Authorization. Borrower's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower's articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties.

Financial Information. Each of Borrower's financial statements supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

BUSINESS LOAN AGREEMENT
Loan No: 769632309	(Continued)	Page 2

Hazardous Substances. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1) During the period of Borrower's ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral. (2) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters. (3) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws. Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the Collateral for hazardous waste and Hazardous Substances. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower's knowledge, all of Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.

Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

Certification of Beneficial Owner(s). If Borrower is requested by Lender to provide a Certification of Beneficial Owner(s), the information included in the Certification of Beneficial Owner(s) is true and correct in all respects. "Certification of Beneficial Owner(s)" means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially in form and substance satisfactory to Lender. "Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower's financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with GAAP, or an OCBOA acceptable to Lender, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

Financial Statements. Furnish Lender with the following:

Additional Requirements. Borrower understands and agrees that while this Agreement is in effect, Borrower will maintain a financial condition indicated by the following statements at all times, unless otherwise noted:

Projections. As soon as available, but in no event later than sixty (60) days after the end of each fiscal year, a twelve month projection of the Borrower's operations in form and substance satisfactory to the Lender.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, or an OCBOA acceptable to Lender, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information. Furnish such additional information and statements, as Lender may request from time to time.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender's loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

BUSINESS LOAN AGREEMENT
Loan No: 769632309	(Continued)	Page 3

Loan Proceeds. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower's books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP or an OCBOA acceptable to Lender.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Environmental Studies. Promptly conduct and complete, at Borrower's expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

Environmental Compliance and Reports. Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower's part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

Depository Relationship. Maintain one or more deposit account(s) at Lender.

Compliance with "Know Your Customer" Requirements. Promptly following any request therefor, Borrower shall provide information and documentation reasonably requested by Lender for purposes of compliance with applicable "know your customer" requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws, including but not limited to a Certificate of Beneficial Owner(s) acceptable to Lender if applicable.

RECOVERY OF ADDITIONAL COSTS. If the imposition of or any change in any law, rule, regulation, guideline, or generally accepted accounting principle, or the interpretation or application of any thereof by any court, administrative or governmental authority, or standard-setting organization (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would (A) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates, (B) reduce the amounts payable to Lender under this Agreement or the Related Documents, or (C) reduce the rate of return on Lender's capital as a consequence of Lender's obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefor, within five (5) days after Lender's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity.

BUSINESS LOAN AGREEMENT
Loan No: 769632309	(Continued)	Page 4

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets (except as allowed as Permitted Liens), or (3) sell with recourse any of Borrower's accounts receivable, except to Lender.

Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge or restructure as a legal entity (whether by division or otherwise), consolidate with or acquire any other entity, change its name, convert to another type of entity or redomesticate, dissolve or transfer or sell Collateral out of the ordinary course of business, or (3) pay any dividends on Borrower's stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower's stock, or purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure.

Loans, Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets to any other person, enterprise or entity, (2) purchase, create or acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower's obligations under this Agreement or in connection herewith.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Loan.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's or any Grantor's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Loan is impaired.

Right to Cure. If any default, other than a default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured if Borrower or Grantor, as the case may be, after Lender sends written notice to Borrower or Grantor, as the case may be, demanding cure of such default: (1) cure the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiate steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

Other Defaults Modified. Notwithstanding the section above entitled "Other Defaults", Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or Agreement or in any of the Related Documents between Lender and Borrower; or any shareholder, member, trustor, or any owner of the Borrower also holding a controlling interest in any given entity's common stock, membership interest, trust interest, or any other ownership interest ("Related Entity"), fails to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and the Related Entity.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

BUSINESS LOAN AGREEMENT
Loan No: 769632309	(Continued)	Page 5

CHOICE OF VENUE. If there is a lawsuit, the undersigned, and if more than one, each of the undersigned, agree upon Lender's request to submit to the jurisdiction of the courts of Los Angeles County, State of California.

ELECTRONIC INSTRUCTIONS. Borrower desires to apply for Advances and instruct Lender regarding all other aspects of the Loan electronically, including but not limited to by electronic mail, internet, telex, telefax, facsimile and/or telecopy. Borrower agrees that Lender may act in accordance with electronically transmitted applications and instructions ("Electronic Instructions") subject to the following provisions: 1) Borrower's Electronic Instructions must be sent to Lender electronically only by means of such services and in such format(s) as may be approved from time to time by Lender in its sole discretion; 2) Borrower will provide to Lender, in writing and duly signed by Borrower, any reasonable security or verification procedures, and Lender may require additional security or verification procedures in its sole discretion; 3) Borrower hereby authorizes and instructs Lender to take all actions requested in any and all Electronic Instructions and agrees that each such Electronic Instruction will be deemed an original and, if sent in lieu of manually signed instructions, will be deemed to incorporate all of the terms and provisions of the Lender's standard form or format, if any, for such instructions; 4) Borrower recognizes and agrees that it will be obligated for any loan advance request and/or instruction pursuant to Electronic Instructions to the same extent as if such advance request and/or instruction were provided pursuant to Lender's standard form or Lender approved format(s) manually signed by Borrower; 5) Borrower agrees to indemnify and hold harmless Lender, its officers, directors, employees and affiliates against any and all liability, loss, cost, damages, attorneys' fees and other expenses which Lender may incur in reliance upon and pursuant to any and all of the Electronic Instructions received by Lender and purported to be sent by Borrower; 6) Lender is not responsible for checking electronic communications devices on a regular basis, and Borrower will make arrangements to assure Electronic Instructions have been sent to a current employee of Lender, and the employee of Lender has received and read the Electronic Instructions; 7) Lender is not responsible for delays, errors or omissions resulting from malfunction of electronic communications devices or from other conditions beyond the control of Lender; and 8) Lender is not responsible for misuse of or wrongful access to electronic communications devices by Borrower's representatives and employees nor for any delay in acting on Electronic Instructions caused by Electronic Instructions which Lender deems to be uncertain or unclear or incomplete.

USA PATRIOT ACT. Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act. Borrower shall, promptly following a request by Lender, provide all documentation and other information that Lender requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the Act. For legal entity borrowers, Lender will require the legal entity to provide identifying information about each beneficial owner and/or individuals who have significant responsibility to control, manage or direct the legal entity.

RESERVE ACCOUNT. $250,000.00 of Loan proceeds shall be deposited into an account maintained at Lender as additional collateral for the Loan pursuant to an assignment of deposit account executed by Borrower, in form and substance acceptable to Lender ("Reserve Account"). Funds in the Reserve Account shall be used to make payments under the Note in the event the completion of "Business Combination" is delayed.

MINIMUM DEPOSIT. Upon completion of the "Business Combination" and at all times thereafter, Borrower shall maintain a minimum deposit with Lender of at least $15,000,000.00.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys' Fees; Expenses. Borrower agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of California.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any of Borrower's or any Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

BUSINESS LOAN AGREEMENT
Loan No: 769632309	(Continued)	Page 6

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used in this Agreement shall include all of Borrower's subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower's subsidiaries or affiliates.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower's rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties. Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time Is of the Essence. Time is of the essence in the performance of this Agreement.

Waive Jury. To the extent permitted by applicable law, all parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

Judicial Reference. If the waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties or, if they cannot agree, then any party may seek to have a private judge appointed in accordance with California Code of Civil Procedure §§ 638 and 640 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts). The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

The parties agree that time is of the essence in conducting the referenced proceedings. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain prompt and expeditious resolution of the dispute or controversy in accordance with the terms hereof. The costs shall be borne equally by the parties.

Oral Agreements Not Effective. This Note or Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof and shall remain in full force and effect in accordance with its terms and conditions. Moreover, any subsequent oral statements, negotiations, agreements or understandings of the parties shall not be effective against Lender unless (i) expressly stated in writing, (ii) duly approved and authorized by an appropriate decision making committee of Lender on such terms and conditions as such committee shall deem necessary or appropriate in the committee's sole and absolute opinion and judgment and (iii) executed by an authorized officer of Lender. Borrower shall not rely or act on any oral statements, negotiations, agreements or understandings between the parties at anytime whatsoever, including before or during any Lender approval process stated above. Borrower acknowledges and agrees that Borrower shall be responsible for its own actions, including any detrimental reliance on any oral statements, negotiations, agreements or understandings between the parties and that Lender shall not be liable for any possible claims, counterclaims, demands, actions, causes of action, damages, costs, expenses and liability whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, at law or in equity, originating in whole or in part in connection with any oral statements, negotiations, agreements or understandings between the parties which the Borrower may now or hereafter claim against the Lender. Neither this Note or Agreement nor any other Related Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this section. Lender may from time to time, (a) enter into with Borrower written amendments, supplements or modifications hereto and to the Related Documents or (b) waive, on such terms and conditions as Lender may specify in such instrument, any of the requirements of this Note or Agreement or the Related Documents or any Event Default and its consequences, if, but only if, such amendment, supplement, modification or waiver is (i) expressly stated in writing, (ii) duly approved and authorized by an appropriate decision making committee of Lender on such terms and conditions as such committee shall deem necessary or appropriate in the committee's sole and absolute opinion and judgment and (iii) executed by an authorized officer of Lender. Then such amendment, supplement, modification or waiver shall be effective only in the specific instance and specific purpose for which given.

BUSINESS LOAN AGREEMENT
Loan No: 769632309	(Continued)	Page 7

Counterparts; Electronic Signatures. This Note or Agreement and all other Related Documents may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note, Agreement or Related Documents, as applicable. The words "execution," "signed," "signature," "delivery," and words of like import in or relating to this Note or Agreement and all other Related Documents and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, "Electronic Signatures" means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. If any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing this Note or Agreement and all other Related Documents (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original hereof or thereof.

Additional Related Documents. "Related Documents" shall also include all agreements and instruments executed by Borrower in connection with prior indebtedness by Borrower to Lender which, by the terms of such agreements and/or instruments, apply to all or part of Borrower's underlying obligations of this Indebtedness and/or applies to all future indebtedness of Borrower to Lender.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Advance. The word "Advance" means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower's behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

Agreement. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower. The word "Borrower" means NKGEN BIOTECH, INC. and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Collateral. The word "Collateral" means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the Califomia Health and Safety Code, Section 25100, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.

GAAP. The word "GAAP" means generally accepted accounting principles.

Grantor. The word "Grantor" means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the Loan.

Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender. The word "Lender" means East West Bank, its successors and assigns.

Loan. The word "Loan" means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note. The word "Note" means the Note dated June 20, 2023 and executed by NKGEN BIOTECH, INC. in the principal amount of $5,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

OCBOA. The term "OCBOA" means Other Comprehensive Basis of Accounting, as designated by Lender in writing as an acceptable alternative to GAAP.

BUSINESS LOAN AGREEMENT
Loan No: 769632309	(Continued)	Page 8

Permitted Liens. The words "Permitted Liens" mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender; (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens"; (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (6) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED JUNE 20, 2023.

BORROWER:

NKGEN BIOTECH, INC.

By:	/s/ Pierre Gagnon
PIERRE GAGNON, Chief Operating Officer of NKGEN
BIOTECH, INC.

LENDER:

EAST WEST BANK

By:	/s/ Authorized Signer
Authorized Signer

LaserPro, Ver. 22.2.10.018 Copr.  Finastra USA Corporation 1997, 2023.   All Rights Reserved.   - CA E:\PROD\LOANDOC\CFI\LPL\C40.FC   TR-37498   PR.7

PROMISSORY NOTE

Borrower:	NKGEN BIOTECH, INC.	Lender:	East West Bank
	3001 DAIMLER ST		Loan Servicing Department
	SANTA ANA, CA 92705		9300 Flair Drive, 6th Floor
El Monte, CA 91731

Principal Amount: $5,000,000.00	Date of Note: June 20, 2023

PROMISE TO PAY. NKGEN BIOTECH, INC. ("Borrower") promises to pay to East West Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Five Million & 00/100 Dollars ($5,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on June 20, 2024. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning July 20, 2023, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid Interest as shown on the most recent statement or bill provided to Borrower (if no statement or bill has been provided for any reason, it shall be applied to the unpaid interest accrued since the last payment); then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

BUSINESS DAY. Any day other than a Saturday or a Sunday or any day on which commercial banks in Los Angeles, California, are authorized or required to close, and, if the applicable Business Day relates to a SOFR Amount, such day also must be a U.S. Government Securities Business Day.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the one (1) month Term Secured Overnight Financing Rate, as administered by CME Group Benchmark Administration Limited (or successor administrator) (the "SOFR Administrator") and displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as approved by Lender) and as determined by Lender on each Determination Date (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each month. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 5.077% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 2.850 percentage points over the Index (the "Margin"), adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 7.927%. Notwithstanding anything herein to the contrary, in the event that (i) the Index is permanently or indefinitely unavailable or unascertainable, or ceases to be published by the SOFR Administrator, (ii) the Index is determined to be no longer representative by the regulatory supervisor of the SOFR Administrator, (iii) the regulatory supervisor for the SOFR Administrator has determined that the Index may no longer be used, or (iv) a new index rate has become a widely-recognized replacement benchmark rate for the Index in newly originated or amended loans denominated in Dollars in the U.S. market, then all references to the interest rate herein will instead be to a replacement rate determined by Lender in its sole judgment, including any adjustment to the replacement rate to reflect a different credit spread, term or other mathematical adjustment deemed necessary by the Lender in its sole judgment. Lender will provide reasonable notice to Borrower of such replacement rate, which will be effective on the date set forth in such notice. Lender may also from time to time, in Lender's sole discretion, make any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length or applicability of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) ("Conforming Changes") that Lender decides may be appropriate to reflect the adoption and implementation of such replacement rate and to permit the administration of the loans by Lender an administratively and operationally practicable manner. If there is any ambiguity as to the date of occurrence of any such event, Lender's judgment will be dispositive. Lender does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to any replacement rate, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto, including whether the composition or characteristics of any such alternative, comparable or successor rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as the immediately preceding interest index rate or any other interest rate index, or (b) the effect, implementation or composition of any Conforming Changes. NOTICE: Under no circumstances will the interest rate on this Note be less than 7.500% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

DETERMINATION DATE. For purposes hereof, "Determination Date" shall mean, initially, the date of the closing under this Note; and then on the payment due date immediately following the closing date, and every one (1) month thereafter; provided that if any Determination Date is not a U.S. Government Securities Business Day, the rate applicable on such Determination Date shall be the rate for the immediately preceding U.S. Government Securities Business Day. As used herein, "U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $100.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment Instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: East West Bank, Loan Service Department, 9300 Flair Drive, 6th Floor El Monte, CA 91731.

LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged 6.000% of the unpaid portion of the regularly scheduled payment or $5.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, the interest rate on this Note shall, if permitted under applicable law, immediately increase by adding an additional 5.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default.

PROMISSORY NOTE
Loan No: 769632309	(Continued)	Page 2

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

OTHER DEFAULTS MODIFIED. Notwithstanding the section above entitled "Other Defaults", Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or Agreement or in any of the Related Documents between Lender and Borrower; or any shareholder, member, trustor, or any owner of the Borrower also holding a controlling interest in any given entity's common stock, membership interest, trust interest, or any other ownership interest ("Related Entity"), fails to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and the Related Entity.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

JUDICIAL REFERENCE. If the waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties or, if they cannot agree, then any party may seek to have a private judge appointed in accordance with California Code of Civil Procedure §§ 638 and 640 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts). The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

The parties agree that time is of the essence in conducting the referenced proceedings. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain prompt and expeditious resolution of the dispute or controversy in accordance with the terms hereof. The costs shall be borne equally by the parties.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. To the extent permitted by applicable law, Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender In the State of California.

PROMISSORY NOTE
Loan No: 769632309	(Continued)	Page 3

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instruments listed herein:

(A) a Deed of Trust dated June 20, 2023, to a trustee in favor of Lender on real property located in ORANGE County, State of California.

That agreement contains the following due on sale provision: Lender may, at Lender's option, declare immediately due and payable all sums secured by the Deed of Trust upon the sale or transfer, without Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest in the Real Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property. If any Borrower is a corporation, partnership or limited liability company, transfer also includes any restructuring of the legal entity (whether by merger, division or otherwise) or any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of such Borrower. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.

(B)            an Assignment of All Rents to Lender on real property located in ORANGE County, State of California.

(C)            a Commercial Security Agreement dated June 20, 2023 made and executed between NKGEN BIOTECH, INC. and Lender on collateral described as: inventory, chattel paper, accounts, equipment and general intangibles.

(D)            an Assignment of Deposit Account dated June 20, 2023 made and executed between NKGEN BIOTECH, INC. and Lender on collateral described as a deposit account.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of such authority: PIERRE GAGNON, Chief Operating Officer of NKGEN BIOTECH, INC. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs.

CERTIFICATION OF ACCURACY. Borrower certifies under penalty of perjury that all financial documents provided to Lender, which may include income statements, balance sheets, accounts payable and receivable listings, inventory listings, rents rolls, and tax returns, are the most recent such documents prepared by Borrower, that they give a complete and accurate statement of the financial condition of Borrower, as of the dates of such statements, and that no material change has occurred since such time, except as disclosed to Lender in writing. Borrower agrees to notify Lender immediately of the extent and character of any material adverse change in the Borrower's financial condition. The financial documents shall constitute continuing representations of Borrower and shall be construed by Lender to be continuing statements of the financial condition of Borrower and to be new and original statement of all assets and liabilities of Borrower with respect to each advance under this Note and every other transaction in which Borrower becomes obligated to Lender until Borrower advises Lender to the contrary. The financial documents are being given to induce Lender to extend credit and Lender is relying upon such documents. Lender may verify with third parties any information contained in financial documents delivered to Lender, obtain information from others, and ask and answer questions and requests seeking credit experience about the undersigned.

CHOICE OF VENUE. If there is a lawsuit, the undersigned, and if more than one, each of the undersigned, agree upon Lender's request to submit to the jurisdiction of the courts of Los Angeles County, State of California.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a consumer reporting agency. Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: East West Bank Loan Service Department P.O. Box 60021 City of Industry, CA 91716-0021.

ORAL AGREEMENTS NOT EFFECTIVE. This Note or Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof and shall remain in full force and effect in accordance with its terms and conditions. Moreover, any subsequent oral statements, negotiations, agreements or understandings of the parties shall not be effective against Lender unless (i) expressly stated in writing, (ii) duly approved and authorized by an appropriate decision making committee of Lender on such terms and conditions as such committee shall deem necessary or appropriate in the committee's sole and absolute opinion and judgment and (iii) executed by an authorized officer of Lender. Borrower shall not rely or act on any oral statements, negotiations, agreements or understandings between the parties at anytime whatsoever, including before or during any Lender approval process stated above. Borrower acknowledges and agrees that Borrower shall be responsible for its own actions, including any detrimental reliance on any oral statements, negotiations, agreements or understandings between the parties and that Lender shall not be liable for any possible claims, counterclaims, demands, actions, causes of action, damages, costs, expenses and liability whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, at law or in equity, originating in whole or in part in connection with any oral statements, negotiations, agreements or understandings between the parties which the Borrower may now or hereafter claim against the Lender. Neither this Note or Agreement nor any other Related Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this section. Lender may from time to time, (a) enter into with Borrower written amendments, supplements or modifications hereto and to the Related Documents or (b) waive, on such terms and conditions as Lender may specify in such instrument, any of the requirements of this Note or Agreement or the Related Documents or any Event Default and its consequences, if, but only if, such amendment, supplement, modification or waiver is (i) expressly stated in writing, (ii) duly approved and authorized by an appropriate decision making committee of Lender on such terms and conditions as such committee shall deem necessary or appropriate in the committee's sole and absolute opinion and judgment and (iii) executed by an authorized officer of Lender. Then such amendment, supplement, modification or waiver shall be effective only in the specific instance and specific purpose for which given.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PROMISSORY NOTE
Loan No: 769632309	(Continued)	Page 4

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

NKGEN BIOTECH, INC.

By:	/s/ Pierre Gagnon
PIERRE GAGNON , Chief Operating Officer of NKGEN
BIOTECH, INC.

LaserPro, Ver. 22.2.10.018 Copr. Finastra USA Corporation 1997, 2023.   All Rights Reserved.   - CA E:\PROD\LOANDOC\CFI\LPL\D2O.FC   TR.37498   PR-7

SUPPLEMENT TO BUSINESS LOAN AGREEMENT

This Supplement to Business Loan Agreement (this "Agreement") is entered into by and between NKGen BioTech, Inc., a Delaware corporation ("Borrower") and East West Bank ("Lender"), effective as of June 20, 2023.

Reference is hereby made to the Business Loan Agreement by and between Borrower and Lender (the "Loan Agreement"). Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Loan Agreement. The Borrower and Lender are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto intending to be legally bound do hereby agree as follows:

1.	Agreement. Notwithstanding anything to the contrary in the Loan Agreement or Related Documents:

1.1	For all purposes under the Loan Agreement and Related Documents, the term "Business Combination" means the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated April 14, 2023, among Graf Acquisition Corp. IV, Austria Merger Sub, Inc. and the Borrower. The Lender consents to the Business Combination.

1.2	The Borrower may incur and maintain debt for borrowed money in the form of unsecured convertible notes prior to the consummation of the Business Combination.

1.3	The Borrower may terminate the Loan Agreement at any time by one Business Days' written notice to the Lender. Upon such termination, the Borrower shall indefeasibly repay all Indebtedness, and the Lender's security interests in the Collateral shall automatically terminate and all rights therein shall revert to the Borrower (unless the security interest in the Collateral separately secures other extensions of credit made by Lender to Borrower), and the Lender shall, at the Borrower's expense, take all actions, make all filings, and deliver all such documentation as may be reasonably requested by Borrower to effect the termination of the Loan Agreement and all Related Documents and the termination and release of the Lender's security interests in the Collateral. Notwithstanding the termination of the Loan Agreement provided herein (i) Lender shall retain all loan fees paid at Loan closing, and (ii) if the Business Combination was completed prior to such termination, Borrower shall maintain at all times until June 20, 2024 a deposit with Lender in an amount not less than $15,000,000.00.

2.	Condition to Effectiveness. This Agreement shall be effective when it is duly executed by each of Lender and Borrower.

3.	General.

3.1	This Agreement is a Related Document.

3.2	The provisions of the Loan Agreement titled "Governing Law"; "Choice of Venue"; "Caption Headings"; "Notices"; "Severability"; "Waive Jury"; "Judicial Reference"; and "Oral Agreements Not Effective" are hereby incorporated by reference into this Agreement, mutatis mutandis.

[Signature Page Follows]

1

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective duly authorized officers as of the date first written above.

BORROWER:

NKGEN BIOTECH, INC.

By:	/s/ Pierre Gagnon
Name:	Pierre Gagnon
Title:	Chief Operating Officer

LENDER:

EAST WEST BANK

By:	/s/ Authorized Signer
Name:	Authorized Signer
Title:	Authorized Signer

[Signature Page to Supplement to Business Agreement]